ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.
909 – 6081 No. 3 Road
Richmond, British Columbia V6Y 2B2, Canada

INFORMATION CIRCULAR

December 18, 2008

INTRODUCTION

This information circular (this “Information Circular”) accompanies the notice of annual and special meeting (the “Notice”) and is furnished to the shareholders (the “Shareholders”) holding common shares (the “Common Shares”) in the capital of Orca International Language Schools Inc. (the “Company”) in connection with the solicitation by management of the Company of proxies to be voted at the annual and special meeting (the “Meeting”) of the Shareholders to be held at 10:00 am (Vancouver time) on Wednesday, January 14, 2009 at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, or at any adjournment or postponement thereof.

The information contained herein is given as of December 18, 2008, except as otherwise stated. All dollar amounts set forth in this Information Circular are expressed in Canadian dollars unless otherwise indicated.

PROXIES AND VOTING RIGHTS

Management Solicitation

The solicitation of proxies by the Company will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by the directors, regular officers and employees of the Company. The Company does not reimburse shareholders, nominees or agents for costs incurred in obtaining from their principals authorization to execute forms of proxy, except that the Company may request brokers and nominees who hold stock in their respective names to furnish this proxy material to their customers, and the Company will reimburse such brokers and nominees for their related out of pocket expenses. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

No person has been authorized to give any information or to make any representation other than as contained in this Information Circular in connection with the solicitation of proxies. If given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Information Circular shall not create, under any circumstances, any implication that there has been no change in the information set forth herein since the date of this Information Circular. This Information Circular does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized, or in which the person making such solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such solicitation.

Appointment of Proxy

Registered Shareholders are entitled to vote at the Meeting. A Shareholder is entitled to one vote for each Common Share that such Shareholder holds on December 15, 2008 (the “Record Date”) on the resolutions to be voted upon at the Meeting, and any other matter to come before the Meeting.

The persons named as proxyholders (the “Designated Persons”) in the enclosed form of proxy are directors and/or officers of the Company.

A Shareholder has the right to appoint a person or company (who need not be a Shareholder) to attend and act for or on behalf of that Shareholder at the Meeting, other than the Designated Persons named in the enclosed form of proxy.

To exercise the right, the Shareholder may do so by striking out the printed names and inserting the name of such other person and, if desired, an alternate to such person, in the blank space provided in the form of proxy. The Shareholder should notify such person (the “Appointee”) of the appointment, obtain the Appointee’s consent to act as proxy and should provide instruction to the Appointee on how the Shareholder’s shares should be voted. The Appointee should bring personal identification to the Meeting.

In order to be voted, the completed form of proxy must be received by the Company’s registrar and transfer agent, Pacific Stock Transfer Company (the “Transfer Agent”) at its offices located at 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119, U.S.A. by mail at least 48 hours (excluding Saturdays, Sundays and holidays recognized in the Province of British Columbia) prior to the scheduled time of the Meeting, or any adjournment or postponement thereof. Alternatively, the completed form of proxy may be delivered to the chairman of the Meeting on the day of the Meeting, or any adjournment or postponement thereof.

A proxy may not be valid unless it is dated and signed by the Shareholder who is giving it or by that Shareholder’s attorney-in-fact duly authorized by that Shareholder in writing or, in the case of a corporation, dated and executed by a duly authorized officer or attorney-in-fact for the corporation. If a form of proxy is executed by an attorney-in-fact for an individual Shareholder or joint Shareholders, or by an officer or attorney-in-fact for a corporate Shareholder, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarially certified copy thereof, should accompany the form of proxy.

Revocation of Proxies

A Shareholder who has given a proxy may revoke it at anytime before it is exercised by an instrument in writing: (a) executed by that Shareholder or by that Shareholder’s attorney-in-fact authorized in writing or, where the Shareholder is a corporation, by a duly authorized officer of, or attorney-in-fact for, the corporation; and (b) delivered either: (i) to the Company at the address set forth above, at any time up to and including the last business day preceding the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (ii) to the chairman of the Meeting prior to the vote on matters covered by the proxy on the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (iii) in any other manner provided by law.

Also, a proxy will automatically be revoked by either: (i) attendance at the Meeting and participation in a poll (ballot) by a Shareholder, or (ii) submission of a subsequent proxy in accordance with the foregoing procedures. A revocation of a proxy does not affect any matter on which a vote has been taken prior to any such revocation.

Voting of Common Shares and Proxies and Exercise of Discretion by Designated Persons

A Shareholder may indicate the manner in which the Designated Persons are to vote with respect to a matter to be voted upon at the Meeting by marking the appropriate space. If the instructions as to voting indicated in the proxy are certain, the Common Shares represented by the proxy will be voted or withheld from voting in accordance with the instructions given in the proxy. If the Shareholder specifies a choice in the proxy with respect to a matter to be acted upon, then the Common Shares represented will be voted or withheld from the vote on that matter accordingly. The Common Shares represented by a proxy will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

If no choice is specified in the proxy with respect to a matter to be acted upon, the proxy confers discretionary authority with respect to that matter upon the Designated Persons named in the enclosed form of proxy. It is intended that the designated persons will vote the Common Shares represented by the proxy in favour of each matter identified in the proxy and for the nominees of the Company’s board of directors for directors and the auditors.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to other matters which may properly come before the Meeting, including any amendments or variations to any matters identified in the Notice, and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Company is not aware of any such amendments, variations, or other matters to come before the Meeting.

In the case of abstentions from, or withholding of, the voting of the Common Shares on any matter, the Common Shares that are the subject of the abstention or withholding will be counted for determination of a quorum, but will not be counted as affirmative or negative on the matter to be voted upon.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set out in this section is of significant importance to those of Shareholders who do not hold shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares (referred to in this Information Circular as “Registered Shareholders”) can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the names of the Shareholder’s broker or an agent of that broker. In the United States, the vast majority of such Common Shares are registered under the name of Cede & Co. as nominee for the Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for the Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person well in advance of the Meeting.

In general, the Company does not have access to names of Beneficial Shareholders. Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. The voting instruction form supplied to a Beneficial Shareholder by his, her or its broker (or the agent of the broker) is similar to the form of proxy provided to Registered Shareholders by the Company. However, its purpose is limited to instructing the Registered Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in the United

States and in Canada. Broadridge typically prepares a special voting instruction form, mails this form to the Beneficial Shareholders and asks for appropriate instructions regarding the voting of Common Shares to be voted at the Meeting. Beneficial Shareholders are requested to complete and return the voting instructions to Broadridge by mail or facsimile. Alternatively, Beneficial Shareholders can call a toll-free number and access Broadridge's dedicated voting website (each as noted on the voting instruction form) to deliver their voting instructions and to vote the Common Shares held by them. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving a Broadridge voting instruction form cannot use that form as a proxy to vote Common Shares directly at the Meeting –the voting instruction form must be returned to Broadridge well in advance of the Meeting in order to have its Common Shares voted at the Meeting.

Beneficial Shareholders who have not objected to their intermediary/broker (the “Intermediary”) disclosing certain ownership information about themselves to the Company are referred to as non-objecting beneficial owners (“NOBOs”). Those Beneficial Shareholders who have objected to their Intermediary disclosing ownership information about themselves to the Company are referred to as objecting beneficial owners (“OBOs”).

In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has elected to send copies of the Notice, this Information Circular and enclosed form of proxy (collectively, the “Meeting Materials”) directly to the NOBOs, and indirectly through Intermediaries to the OBOs.

Intermediaries will frequently use service companies to forward the Meeting Materials to the OBOs. Generally, an OBO who has not waived the right to receive Meeting Materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the OBO and must be completed, but not signed by the OBO and deposited with Pacific Stock Transfer Company; or

(b)

more typically, be given a voting instruction form (a “VIF”) which is not signed by the Intermediary, and which, when properly completed and signed by the OBO and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow.

These Meeting Materials are being sent to both Registered Shareholders and Beneficial Shareholders. If you are a Beneficial Shareholder, and the Company or its agent has sent these Meeting Materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf. By choosing to send these Meeting Materials to you directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for (a) delivering these Meeting Materials to you, and (b) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

The Meeting Materials sent to NOBOs who have not waived the right to receive the Meeting Materials are accompanied by the VIF instead of a form of proxy. By returning the VIF in accordance with the instructions noted thereon, a NOBO is able to instruct the voting of the shares owned by it. VIFs, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted thereon. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the shares which they beneficially own.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his, her or its broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the Registered Shareholder and vote the Common Shares in that capacity. Beneficial Shareholders who wish to attend at the Meeting and indirectly vote their Common Shares as proxyholder for the Registered Shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Alternatively, a Beneficial Shareholder may request in writing that his, her or its broker send to the Beneficial Shareholder a legal proxy which would enable the Beneficial Shareholder to attend at the Meeting and vote his, her or its Common Shares.

All references to Shareholders in this Information Circular are to Registered Shareholders, unless specifically stated otherwise.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company is authorized to issue an unlimited number of Common Shares without par value. As of the Record Date, determined by the Company’s board of directors (the “Board”) to be the close of business on December 15, 2008, a total of 5,071,210 Common Shares were issued and outstanding. Each Common Share carries the right to one vote at the Meeting.

Only Registered Shareholders as of the Record Date are entitled to receive notice of, and to attend and vote at, the Meeting or any adjournment or postponement of the Meeting.

To the knowledge of the directors and executive officers of the Company, no person or company beneficially owns, or controls or directs, directly or indirectly, Common Shares carrying 10% or more of the voting rights attached to Common Shares, other than as set forth below:

Name of Shareholder	Number of Common Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly	Percentage of Outstanding Common Shares(1)
SGB C&C Investment Ltd.(2)	4,135,000	81.5%

Notes

(1)

Based on 5,071,210 Common Shares issued and outstanding as of December 15, 2008. Unless otherwise indicated, the Company believes that all persons hold legal title, and it has no knowledge of actual Common Share ownership.

(2)	SGB C&C Investment Ltd. is a British Columbia company owned by Ming Li (13.16%), Jing Li (14.23%), Debbie Tin (7.14%) and Xin Li (16.47%). Xin Li is president, secretary and director of the Company.

NUMBER OF DIRECTORS

The articles of the Company provide that the number of directors on the Board shall be no fewer than three directors and no greater than a number as fixed or changed from time to time by a directors’ resolution or ordinary resolution.

At the Meeting, Shareholders will be asked to pass an ordinary resolution to set the number of directors of the Company at three (3). An ordinary resolution needs to be passed by a simple majority of the votes cast by the Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

Management and the Board recommend the Shareholders to vote in favour of the setting the number of directors of the Company at three (3).

ELECTION OF DIRECTORS

At present, the directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting, or until their successors are duly elected or appointed in accordance with the Company’s articles or until such director’s earlier death, resignation or removal. In the absence of instructions to the contrary, the enclosed form of proxy will be voted for the nominees listed in the form of proxy.

Management of the Company proposes to nominate the persons named in the table below for election by the Shareholders as directors of the Company. Information concerning such persons, as furnished by the individual nominees, is as follows:

Name, Province/State, Country of Residence and Position(s) with the Company	Principal Occupation, Business or Employment for Last Five Years (1)	Periods during which Nominee has Served as a Director	Number of Common Shares Owned(1)
Xin Li British Columbia, Canada President, Secretary and Director	Director of China National Resources Development Holdings Ltd. from 2003 to 2006; and President and CEO of SBG C&C Investments Ltd. from July 2008 to present.	September 9, 2008	4,135,000(2)
Stuart Wooldridge British Columbia, Canada Director	President and secretary of the Company from May 2, 2003 to September 9, 2008 and director of the Company from May 2, 2003 to present.	May 2, 2003	71,210
Jun Huang Shenzhen, China	General manager of Guangzhou Xinbo Investment Consultant Ltd. from 1999 to 2001;
President of Hubei Wuhan Dianjing Investment Consulting Ltd. from 2002 to present
Executive director of Beijing Tianshengtianshi Culture & Media Co., Ltd. fro 2007 to present; and
	President of Shenzhen Tiangshengrenhe Economic Consultant Ltd. from 2007 to present.	N/A	N/A

Notes

(1)

Common Shares beneficially owned, or controlled or directed, directly or indirectly, as at December 15, 2008, based upon information furnished to the Company by the individual directors and transfer agent.

(2)

Xin Li owns 16.47% of SGB C&C Investment Ltd., a British Columbia company which owns 4,135,000 Common Shares of the Company, representing 81.5% of the issued and outstanding Common Shares as of December 15, 2008.

Management does not contemplate that any of its nominees will be unable to serve as directors. If any vacancies occur in the slate of nominees listed above before the Meeting, then the Designated Persons intend to exercise discretionary authority to vote the Common Shares represented by proxy for the election of any other persons as directors.

At the Meeting, Shareholders will be asked to pass an ordinary resolution to elect each of Xin Li, Stuart Wooldridge and Jun Huang as directors of the Company. An ordinary resolution needs to be passed by a simple majority of the votes cast by the Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

Management and the Board recommend the Shareholders to vote in favour of electing each of Xin Li, Stuart Wooldridge and Jun Huang as directors of the Company.

Corporate Cease Trade Orders

No proposed director of the Company is, or within the 10 years before the date of this Information Circular has been, a director, chief executive officer or chief financial officer of any company that:

(a)

was subject to an a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Bankruptcies

No proposed director of the Company is, or within 10 years before the date of this Information Circular has been, a director or an executive officer of any company that, while the person was acting in that capacity, or within a year of that person ceasing to act in the capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets.

No proposed director of the Company has, within 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or in solvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

No proposed director has been subject to

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable Shareholder in deciding whether to vote for a proposed director.

STATEMENT OF EXECUTIVE COMPENSATION

The following table summarizes the compensation paid to each Named Executive Officer of the Company, which is defined as:

(a)	each chief executive officer (“CEO”) of the Company or an individual who acted in a similar capacity during the most recently completed financial year;

(b)	each chief financial officer (“CFO”) of the Company or an individual who acted in a similar capacity during the most recently completed financial year;

(c)

each of the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers as at the end of the most recently completed financial year, and whose salary and bonus exceeds $150,000 per year; and

(d)

any additional individuals for whom disclosure would have been provided under (c) except that the individual was not serving as an officer of the Company at the end of the most recently completed financial year.

For the financial year ended March 31, 2008, the Company had one Named Executive Officer, Stuart Wooldridge, who served as president and secretary of the Company.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Awards		Payouts	All Other Annual Compen- sation ($)
					Securities Under Options(1) / SARs(2) Granted (#)	Shares or Units Subject to Resale Restrictions (#)	LTIP(3) Payouts ($)
Stuart Wooldridge(4) Former President and Secretary	2008 2007	Nil 3,133	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Notes

(1)	“Options” includes all options, share purchase warrants and rights granted by the Company as compensation for employment services or office.

(2)

“SAR” or “stock appreciation right” means a right granted by the Company, as compensation for employment services or office to receive cash or an issue or transfer of securities based wholly or in part on changes in the trading price of the Company’s publicly traded securities.

(3)

“LTIP” or “long term incentive plan” means a plan that provides compensation intended to motivate performance over a period greater than one financial year, but does not include Option or SAR plans or plans for compensation through shares or units that are subject to restrictions on resale.

(4)

Stuart Wooldridge was appointed as president, secretary, and director of the Company on May 2, 2003. He resigned as president and secretary of the Company on September 9, 2008. He received compensation in form of management service fees from the Company.

Long-Term Incentive Plans

The Company does not have any long-term incentive plans.

Options and Stock Appreciation Rights

The Company has not granted any stock options to its Named Executive Officer during the Company’s most recently completed financial year.

No Options or SARS were exercised by the Company’s Named Executive Officer during the Company’s most recently completed financial year.

No Options or SARS held by the Company’s Named Executive Officer were re-priced downward during the Company’s most recently completed financial year.

Termination of Employment, Change in Responsibilities and Employment Contracts

The Company has not entered into employment contracts with any Named Executive Officer.

The Company has no plan or arrangement whereby any Named Executive Officer may be compensated in an amount exceeding $100,000 in the event of that Named Executive Officer’s resignation, retirement or other termination of employment, or in the event of a change of control of the Company or a change in the Named Executive Officer’s responsibilities following such a change of control.

Compensation of Directors

During the financial year ended March 31, 2008, no compensation was paid to any director of the Company for services rendered as directors during the Company’s most recently completed financial year. Also, during the Company’s most recently completed financial year, there were no standard compensation arrangements, or other arrangements in addition to or in lieu of standard arrangements, under which the directors of the Company were compensated for services in their capacity as directors (including any additional amounts payable for committee participation or special assignments), or for services as consultants or experts.

Securities Authorized For Issuance under Equity Compensation Plans

The Company has not adopted any equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	Nil	Nil	Nil
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total	Nil	Nil	Nil

MANAGEMENT CONTRACTS

There are no management functions of the Company, which are, to any substantial degree, performed by a person other than the directors or executive officers of the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No current or former director, executive officer or employee, proposed nominee for election to the Board, or associate of such persons is, or at any time during the most recently completed financial year has been, indebted to the Company.

No indebtedness of current or former director, executive officer or employee, proposed nominee for election to the Board or associate of such persons to another entity is, or at any time during the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no: (a) director, proposed director or executive officer of the Company; (b) person or company who beneficially owns, directly or indirectly, Common Shares or who exercises control or direction of Common Shares, or a combination of both carrying more than 10% of the voting rights attached to the Common Shares outstanding (an “Insider”); (c) director or executive officer of an Insider; or (d) associate or affiliate of any of the directors, executive officers or Insiders, has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company, except with an interest arising from the ownership of Common Shares where such person or company will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of the same class of Common Shares.

During the financial year ended March 31, 2008 and until September 30, 2008, Stuart Wooldridge, the former president and secretary and the current director of the Company, provided office premises to the Company valued at $250 per month.

During the financial year ended March 31, 2008 and until September 30, 2008, the Company recognized $500 per month for donated management services provided by Mr. Wooldridge.

During the financial year ended March 31, 2008, Mr. Wooldridge loaned the Company $15,000 and a company controlled by Mr. Wooldridge loaned the Company $16,000 and Sherri Macdonald, a director of the Company loaned the Company a further $5,000. Mr. Wooldridge have forgiven both of his loans to the Company and Ms. Sherri Macdonald’s loan of $5,000 was repaid by the Company in December 2008.

As at September 30, 2008, amounts owing to Mr. Wooldridge of US$45,962 were donated to the Company and recorded as donated capital. The amounts owed was unsecured, non-interest bearing and was due on demand.

During the six months ended September 30, 2008, a significant shareholder loaned the Company $47,002 for expenses incurred by the Company. The amount is non-interest bearing, unsecured, and due on demand.

On July 24, 2008, pursuant to the terms of a share transfer agreement dated July 2, 2008 between Stuart Wooldridge, SGB C&C Investment Ltd. and the Company, SGB C&C Investment Ltd. acquired 2,635,000 Common Shares from Mr. Wooldrige. Under the terms of the share transfer agreement, the Company agreed to appoint the nominees of SGB C&C Investment Ltd. to the Board and all of then current directors except for Mr. Wooldridge agreed to resign as directors of the Company. As a result, on September 9, 2008, Xin Li was appointed a director of the Company and Mr. Wooldrige resigned as the president and secretary of the Company and Mr. Li was appointed as president and secretary of the Company. SGB C&C Investment Ltd. is a British Columbia company of which Xin Li owns 16.47% .

On November 12, 2008, the Company entered into a subscription agreement with SGB C&C Investment Ltd. for the sale of 1,500,000 Common Shares at a price of $0.10 per share for gross proceeds of $150,000. On November 12, 2008, Stuart Wooldridge voluntarily returned 1,500,000 Common Shares to the Company for cancellation.

CORPORATE GOVERNANCE

Corporate governance refers to the policies and structure of the board of directors of a company, whose members are elected by and are accountable to the shareholders of the company. Corporate governance encourages establishing a reasonable degree of independence of the board of directors from executive management and the adoption of policies to ensure the board of directors recognize the principles of good management. The Board is committed to sound corporate governance practices, as such practices are both in the interests of Shareholders and help to contribute to effective and efficient decision-making.

Board of Directors

The Board facilitates its exercise of independent supervision over management by carefully examining issues and consulting with outside counsel and other advisors in appropriate circumstances. The Board requires management to provide complete and accurate information with respect to the Company’s activities and to provide relevant information concerning the industry in which the Company operates in order to identify and manage risks. The Board also holds periodic board meetings to discuss the operation of the Company.

Xin Li is a non-independent director because he is the Company’s president and secretary.

Stuart Wooldridge is a non-independent director because he was the Company’s president and secretary from May 2, 2003 to September 9, 2008.

Jun Huang will be an independent director of the Company once elected.

Directors are considered to be independent if they have no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise a director’s independent judgment.

Directorships

The following nominees for director positions are also directors of the following other reporting issuers (or the equivalent in another jurisdiction):

Name of Director of the Company	Names of Other Reporting Issuers
Xin Li	N/A
Stuart Wooldridge	Vendtek Systems Inc.
Jun Huang	N/A

Orientation and Continuing Education

Due to the size of the Board, the Board does not have a formal process of orientation or education program for the new members of the Board. However, any new directors will be given the opportunity to (a) familiarize themselves with the Company, the current directors and members of management; (b) review copies of recently publicly filed documents of the Company, technical reports and the Company’s internal financial information; (c) have access to technical experts and consultants; and (d) review a summary of significant corporate and securities legislation. Directors are also given the opportunity for continuing education.

Board meetings may also include presentations by the Company’s management and consultants to give the directors additional insight into the Company’s business.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

The Board expects management to operate the business of the Company in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute the Company’s business plan and to meet performance objectives and goals.

Nomination of Directors

Potential candidates for board nomination are generally presented by individual directors for consideration by the entire Board. There is no formal process for identifying new candidates. The process of identifying and evaluating candidates for board nomination sometimes begins with the Board soliciting professional firms with whom the Company has an existing business relationship, such as law firms, accounting firms or financial advisory firms, for suitable candidates to serve as directors. It is followed by the Board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the Board then makes a decision on whether to recommend the candidates as nominees for directors.

Compensation

The Board as a whole determines compensation for the directors and CEO (or an individual who acts in a similar capacity) of the Company. In determining the compensation, the Board considers the qualifications and experiences of the directors and CEO (or an individual who acts in a similar capacity) and the responsibilities and risks of being a director or CEO of a public company.

Assessments

The Board has no specific procedures for regularly assessing the effectiveness and contribution of the Board, its committees, if any, or individual directors. As the Board is relatively small, it is expected that a significant lack of performance on the part of a committee or individual director would become readily apparent, and could be dealt with on a case-by-case basis. With respect to the Board as a whole, the Board monitors its performance on an ongoing basis, and as part of that process considers the overall performance of the Company and input from its shareholders.

APPOINTMENT OF AUDITOR

At the Meeting, Shareholders will be asked to pass an ordinary resolution to appoint Manning Elliott LLP, Chartered Accountants, as the auditors of the Company for the financial year ending March 31, 2009 at a remuneration to be fixed by the directors of the Company. An ordinary resolution needs to be passed by a simple majority of the votes cast by the Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

Manning Elliott LLP, Chartered Accountants, was first appointed as auditor of the Company in August 2007.

Management and the Board recommend the Shareholders to vote in favour of the appointment of Manning Elliott LLP, Chartered Accountants, as the auditors of the Company for the financial year ending March 31, 2009 at a remuneration to be fixed by the directors of the Company.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee Charter

The full text of the Company’s audit committee charter is disclosed as Schedule “B” to this Information Circular.

Composition of the Audit Committee

The entire Board acts as the audit committee of the Company and oversees the accounting and financial reporting processes and audits of the financial statements of the Company.

Xin Li	Not independent	Financially literate
Stuart Wooldridge	Not independent	Financially literate
Jun Huang	Independent	Financially literate

Relevant Education and Experience

Xin Li

Xin Li has served as a director of China National Resources Development Holdings Ltd., a company whose shares are listed on the Hong Kong Stock Exchange under code 661 from 2003 to 2006. As a director of a publicly listed company for over 3 years, Mr. Li acquired sufficient experience and knowledge relating to performance and supervision of the accounting and financial reporting functions of a publicly reporting company.

Stuart Wooldridge

Stuart Wooldridge has served as director of the Company since May 2, 2003 and served as president and secretary of the Company from May 2, 2003 to September 9, 2008. Since January 1993 he has been a self employed business consultant working with companies in the petroleum, automotive, and software sectors. He is a director and audit committee chair of Vendtek Systems Inc., a company listed on the TSX Venture Exchange. Since 2002, he has designed curriculum, served as area chair of business, and taught domestic and international students at the University of Phoenix and the New York Institute of Technology. In 2006, he was awarded the Sperling Award for Teaching Excellence.

He graduated with a bachelor of commerce degree from the University of British Columbia in April 1984 and a master of business administration degree from the University of British Columbia in November 1992.

Jun Huang

Jun Huang has served as the general manager of Guangzhou Xinbo Investment Consultant Ltd. from 1991 to 2001. Later, he also served as the President of Hubei Wuhan Dianjing Investment Consulting Ltd. from 2002 to present. He currently also serves as an executive director of Beijing Tianshengtianshi Culture & Media Co., Ltd. (where he started in 2007) and as the President of Shenzhen Tianshengrenhe Economic Consultant Ltd. As executive officers of these companies, Mr. Huang worked with many publicly listed companies and acquired sufficient experience and knowledge relating to performance and supervision of the accounting and financial reporting functions of a publicly reporting company.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions contained in sections 2.4 or 8 of National Instrument 52-110. Section 2.4 (De Minimis Non-audit Services) provides an exemption from the requirement that the audit committee must pre-approve all non-audit services to be provided by the auditors, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditors in the financial year in which the non-audit services were provided. Section 8 (Exemptions) permits a company to apply to a securities regulatory authority for an exemption from the requirements of National Instrument 52-110 in whole or in part.

Pre-Approval Policies and Procedures

The Company’s policies and procedures regarding the engagement of non-audit services are disclosed in the text of the audit committee charter, attached as Schedule “B” to this Information Circular.

External Auditor Service Fees

In the following table, “audit fees” are fees billed by the Company’s external auditors for services provided in auditing the Company’s annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the external auditors for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. “Tax fees” are fees billed by the external auditors for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the external auditors for products and services not included in the foregoing categories.

The aggregate fees billed by the Company’s external auditors in each of the last two financial years, by category, are as follows:

Financial Year Ended March 31	Audit and Audit Related Fees	Tax Fees	All Other Fees
2008	22,230	Nil	Nil
2007	Nil	Nil	Nil

Exemption

The Company is relying on the exemption provided by section 6.1 of National Instrument 52-110 which provides that the Company, as a venture issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of National Instrument 52-110.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

A. Change of Name

The Board proposes to change the Company’s name from “Orca International Language Schools Inc.” to “SGB International Holdings Inc.”, or such other name as the directors of the Company may determine, to better reflect the Company’s business.

Resolutions

The change of name requires approval by way of special resolution of the Shareholders, being a resolution passed by not less than 2/3 of the votes cast by the Shareholders present in person or represented by proxy and entitled to vote at the Meeting. The Shareholders will be asked to consider and, if deemed appropriate, approve a special resolution substantially in the following form:

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the name of the Company be changed from “Orca International Language Schools Inc.” to “SGB International Holdings Inc.”, or such other name as the directors of the Company may determine;

2.	the notice of articles and articles of the Company be altered accordingly;

3.

notwithstanding the foregoing, the board of directors of the Company shall have sole and complete discretion to determine whether or not to carry out the change of the Company’s name as specified herein and, notwithstanding shareholder approval of the change of name as specified herein, there shall be no obligation to proceed with such change of name; and

4.

any one or more of the directors and officers of the Company be authorized and directed to perform all such acts, deeds, and things and execute, under the seal of the Company or otherwise, all such documents and other writings as may be required to give effect to the true intent of this resolution.”

The proposed form of special resolution is subject to such minor amendments as may be recommended by the Company’s legal counsel but which will not affect the substance of the special resolution.

Management and the Board recommend the Shareholders to approve the proposed change of name resolution.

B. Subdivision of Common Shares

To increase liquidity in trading of the Company’s Common Shares, the Board wishes to be in a position to subdivide the issued and outstanding Common Shares of the Company on the basis of one (1) Common Share being subdivided into four and half (4.5) Common Shares. As at December 15, 2008, the total number of issued and outstanding Common Shares of the Company was 5,071,210. Accordingly, the total number of Common Shares issued and outstanding after the subdivision would be approximately 22,820,445. Any fractional shares arising as a result of the subdivision will be rounded up to the next whole share.

Exchange of Shares

The specific procedures for the deposit of certificates representing pre-subdivision Common Shares and the delivery of post-subdivision Common Shares will be set out in the notice of subdivision and the letter of transmittal to be delivered to Shareholders following the Company’s determination to implement the subdivision resolution. It is recommended that Shareholders complete and return their letters of transmittal to the Company’s registrar and transfer agent at its principal office in Las Vegas as soon as possible following receipt of the same. Upon return of properly completed letters of transmittal, along with certificates representing pre-subdivision Common Shares, certificates for the appropriate number of post-subdivisions Common Shares will be distributed without charge.

No fractional post-subdivision Common Shares will be issued and no cash will be paid in lieu of fractional post-subdivision Common Shares. Any fractions resulting will be rounded up to the nearest whole number.

Resolutions

The subdivision of the issued and outstanding Common Shares of the Company requires approval by way of special resolution of the Shareholders, being a resolution passed by not less than 2/3 of the votes cast by the Shareholders present in person or represented by proxy and entitled to vote at the Meeting. The Shareholders will be asked to consider and, if deemed appropriate, approve a special resolution substantially in the following form:

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	each one issued and outstanding common share of the Company be subdivided into four and half common shares of the Company;

2.

in the event the aggregate number of common shares held by a shareholder of the Company results in a fractional share being held as a result of the subdivision, such fractional share be rounded up to the next whole share;

3.

notwithstanding the foregoing, the board of directors of the Company shall have sole and complete discretion to determine whether or not to carry out the subdivision of the issued and outstanding common shares of the Company as specified herein and, notwithstanding shareholder approval of the subdivision of the issued and outstanding common shares of the Company as specified herein, there shall be no obligation to proceed with such subdivision; and

4.

any one or more of the directors and officers of the Company be authorized and directed to perform all such acts, deeds, and things and execute, under the seal of the Company or otherwise, all such documents and other writings as may be required to give effect to the true intent of this resolution.”

The proposed form of special resolution is subject to such minor amendments as may be recommended by the Company’s legal counsel but which will not affect the substance of the special resolution.

Management and the Board recommend the Shareholders to approve the proposed subdivision resolution.

C. Creation of Preferred Shares

The Board wishes to create a new class of preferred shares without par value and without a maximum authorized number, issuable in series, on such terms as may be determined by the Company’s directors for each such series. The primary reason for creation of the preferred shares is to provide management with the flexibility respecting possible future financing, strategic acquisitions and other corporate transactions.

Resolutions

The creation of a new class of preferred shares requires approval by way of special resolution of the Shareholders, being a resolution passed by not less than 2/3 of the votes cast by the Shareholders present in person or represented by proxy and entitled to vote at the Meeting. The Shareholders will be asked to consider and, if deemed appropriate, approve a special resolution substantially in the following form:

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

the authorized share capital of the Company be altered to create a new class of preferred shares without par value and there be no maximum number of the preferred shares that the Company is authorized to issue;

2.

there be created and attached to the class of the common shares and the class of the preferred shares the special rights and restrictions set out in Part 22 of the Company’s articles as adopted by paragraph 3 of this resolution;

3.	the Company’s articles be altered by the addition of Part 22 as set out in Schedule “A” to the Information Circular for the Annual and Special Meeting of Shareholders to be held on January 14, 2009;

4.	the Company’s notice of articles be altered to reflect the change in the authorized share capital and the alteration of the Company’s articles made pursuant to this resolution;

5.

notwithstanding the foregoing, the board of directors of the Company shall have sole and complete discretion to determine whether or not to carry out the change in the authorized share capital and the alteration of the Company’s articles and notice of articles as specified herein and, notwithstanding shareholder approval of the change in the authorized share capital and the alteration of the Company’s articles and notice of articles as specified herein, there shall be no obligation to proceed with such change and alteration; and

6.

any one or more of the directors and officers of the Company be authorized and directed to perform all such acts, deeds, and things and execute, under the seal of the Company or otherwise, all such documents and other writings as may be required to give effect to the true intent of this resolution.”

The proposed form of special resolution is subject to such minor amendments as may be recommended by the Company’s legal counsel but which will not affect the substance of the special resolution.

Management and the Board recommend the Shareholders to approve the proposed creation of the preferred shares resolution.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Circular, no director or executive officer of the Company who has been a director or executive officer since the beginning of the Company’s last financial year, proposed nominee for election as a director of the Company, or associate or affiliates of any such directors, officers or nominees, has any material interest, direct or indirect, by way of beneficial ownership of Common Shares or otherwise, in any matter to be acted upon at the Meeting other than the election of directors of the Company or the appointment of the auditors of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the United States Securities and Exchange Commission’s website at www.sec.gov and on SEDAR at www.sedar.com.

Shareholders may contact the Company at its office by mail at the address set out on page 1 of this Information Circular, to request copies of the Company’s financial statements and the related Management’s Discussion and Analysis (the “MD&A”). Financial information is provided in the Company’s comparative financial statements and MD&A for its most recently completed financial year.

OTHER MATTERS

Management of the Company knows of no other matters to come before the Meeting other than as referred to in the Notice. However, if any other matters that are not known to management of the Company should properly come before the Meeting, the enclosed form of proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Information Circular have been approved and the delivery of it to each Shareholder of the Company entitled thereto and to the appropriate regulatory agencies has been authorized by the Board.

Dated at Vancouver, British Columbia as of December 18, 2008.

By Order of the Board of Directors of

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

/s/ Xin Li
Xin Li
President, Secretary and Director

SCHEDULE “A”

PART 22 - SPECIAL RIGHTS AND RESTRICTIONS

22.1	Common Shares

The following special rights and restrictions are attached to the Common Shares as a class:

(a)

Voting. A holder of a Common Share is entitled to receive notice of and to attend at and to vote in person or by proxy at any general meetings of the shareholders of the Company, and is entitled to cast one vote for each Common Share held.

(b)

Discretionary dividends. Subject to the Business Corporations Act and to the rights of the holders of the Preferred Shares, the holders of the Common Shares are entitled to dividends at such times and in such amounts as the directors may in their discretion from time to time declare. Dividends may be declared and paid at any time on the Common Shares to the exclusion of any other class of shares.

(c)

Participating upon dissolution. In the event of the liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Common Shares will be entitled, after distribution to the holders of the Preferred Shares as provided for in these Articles, to participate rateably in the distribution of all of the remaining property and assets of the Company.

22.2	Preferred Shares

The following special rights and restrictions are attached to the Preferred Shares as a class:

(a)

Determination of Rights and Restrictions. The Preferred Shares may be issued from time to time in one or more series. The directors of the Company are hereby expressly authorized to provide by resolution or resolutions duly adopted prior to issuance, for the creation of each such series of the Preferred Shares and to fix the designation and the powers, preferences, rights, qualifications, limitations, and restrictions relating to the shares of each such series. Subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(i) determine the maximum number of shares of that series that the Company is authorized to issue and the value thereof, determine that there is no such maximum number, or alter any such determination;

(ii) create an identifying name for the shares of that series, or alter any such identifying name; and

(iii)

attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions, including rights and restrictions relating to voting, dividends, redemption, dissolution, conversion, and exchange.

The powers, preferences and relative, participating, optional and other special rights of each series of the Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of the Preferred Shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

(b)

Limited Preferred Entitlement upon Dissolution. The holders of the Preferred Shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of the Common Shares or any other shares of the Company ranking junior to the Preferred Shares with respect to the repayment of capital of the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred Share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Preferred Shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series.

SCHEDULE “B”

AUDIT COMMITTEE CHARTER

The following audit committee charter was adopted by the board of directors of Orca International Language Schools Inc. (the “Company”). If the Company does not have the audit committee of the board of directors, the entire Board of Directors of the Company shall act as the audit committee and this charter shall apply to the board of directors of the Company to the extent possible.

Mandate

The primary function of the audit committee (the “Committee”) is to assist the Company’s Board of Directors (the “Board of Directors”) in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;

  review and appraise the performance of the Company’s external auditors; and

  provide an open avenue of communication among the Company’s auditors, financial and senior management and the Board of Directors.

Composition

The Committee shall be comprised of a minimum three directors as determined by the Board of Directors. If the Company ceases to be a “venture issuer” (as that term is defined in National Instrument 52-110), then all of the members of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

If the Company ceases to be a “venture issuer” (as that term is defined in National Instrument 52-110), then all members of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Company's audit committee charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company's financial statements.

The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual shareholders’ meeting. Unless a chair is elected by the full Board of Directors, the members of the Committee may designate a chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet a least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer (or an individual who act in a similar capacity) and the external auditors in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

1.	Documents/Reports Review

	(a)	review and update this audit committee charter annually; and

(b)

review the Company's financial statements, MD&A and any annual and interim earnings press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

2.	External Auditors

	(a)	review annually, the performance of the external auditors who shall be ultimately accountable to the Board of Directors and the Committee as representatives of the shareholders of the Company;

	(b)	obtain annually, a formal written statement of external auditors setting forth all relationships between the external auditors and the Company;

	(c)	review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors;

(d)

take, or recommend that the Company’s full Board of Directors take appropriate action to oversee the independence of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting;

	(e)	recommend to the Board of Directors the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval;

	(f)	recommend to the Board of Directors the compensation to be paid to the external auditors;

(g)

at each meeting, consult with the external auditors, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company's financial statements;

(h)	review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company;

(i)	review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements; and

(j)

review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

(i)

the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided,

(ii) such services were not recognized by the Company at the time of the engagement to be non-audit services, and

(iii)

such services are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Provided the pre-approval of the non-audit services is presented to the Committee's first scheduled meeting following such approval such authority may be delegated by the Committee to one or more independent members of the Committee.

3.	Financial Reporting Processes

	(a)	in consultation with the external auditors, review with management the integrity of the Company's financial reporting process, both internal and external;

	(b)	consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

	(c)	consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management;

	(d)	review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments;

(e)

following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

	(f)	review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements;

	(g)	review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented;

	(h)	review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

	(i)	review certification process;

	(j)	establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

	(k)	establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.	Other

	(a)	review any related-party transactions;

	(b)	engage independent counsel and other advisors as it determines necessary to carry out its duties; and

	(c)	to set and pay compensation for any independent counsel and other advisors employed by the Committee.